UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  09/28/2006

Valero Energy Corporation
(Exact name of registrant as specified in its charter)

Commission File Number:  1-13175

Delaware	74-1828067
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

One Valero Way
San Antonio, Texas
(Address of principal executive offices, including zip code)

(210) 345-2000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

On September 28, 2006, the board of directors (the "Board") of Valero Energy Corporation (the "Company"), upon the recommendation of the Compensation Committee of the Board, revised the compensation structure for members of the Board.

Under the revised compensation structure, which will take effect on January 1, 2007, non-employee directors will continue to receive a retainer fee of $60,000 per year, plus $1,500 for each Board and committee meeting attended in person, and $1,000 for each Board and committee meeting attended telephonically. A director who serves as chairperson of the Audit or Compensation Committee will receive an additional $20,000 annually, and a director who serves as chairperson of a committee other than the Audit or Compensation Committee will receive an additional $10,000 annually. Each director will also be reimbursed for expenses of meeting attendance. Directors who are employees of the Company will receive no compensation (other than reimbursement of expenses) for serving as directors.

Valero maintains its Restricted Stock Plan for Non-Employee Directors ("Director Stock Plan") and its Non-Employee Director Stock Option Plan ("Director Option Plan") to supplement the compensation paid to non-employee directors and to increase their identification with the interests of Valero's stockholders through ownership of Valero's common stock, $.01 par value ("Common Stock"). Under the previous compensation structure, each non-employee director received an annual grant of Common Stock valued at $60,000 that vested in equal installments over a three-year period. Under the revised compensation structure, each non-employee director will receive from the Director Stock Plan an annual grant of Common Stock valued at $80,000 that will vest (become nonforfeitable) in equal annual installments over a three-year period.

Under the previous compensation structure, upon a non-employee director's initial election to the Valero Board, the director received a grant of 5,000 options from the Director Option Plan that vested and became exercisable in equal annual installments over a three-year period. Under the revised compensation structure, upon a non-employee director's initial election to the Valero Board, the director will receive a one-time grant of 10,000 options from the Director Option Plan that will vest and become exercisable on the first anniversary of the date the Options were granted. Stock options granted from the Director Option Plan have an exercise price equal to the market price of the Common Stock on the date of grant, and expire seven years following the date of grant. The options will vest and remain exercisable in accordance with their original terms if a director retires from the Board. Under the previous compensation structure, non-employee directors also received an annual grant of options. Directors will not receive an annual option grant under the revised compensation structure.

In the event of a "Change of Control" as defined in the Director Stock Plan and the Director Option Plan, all unvested shares of Common Stock and options previously granted under the plans will immediately become vested or exercisable. Each plan also contains anti-dilution provisions providing for an adjustment in the number of options granted to prevent dilution of benefits in the event any change in the capital structure of the Company affects the Common Stock.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Valero Energy Corporation

Date: October 03, 2006	By:	/s/ Jay D. Browning
Jay D. Browning
Senior Vice President and Secretary